EXHIBIT 10.42

CAPITAL TEMPFUNDS
a division of CAPITAL FACTORS LLC,
One Brixam Green, 15800 John J. Delaney Drive, Suite 300,
Charlotte, North Carolina 28277

September 8, 2005

Michael A. Maltzman, CFO
Stratus Services Group, Inc.
500 Craig Road
Suite 201
Manalapan, New Jersey 07726

Re: AMENDED AND RESTATED FORBEARANCE AGREEMENT (the “Forbearance Agreement”), dated as of August 11, 2005, as amended as of August 25, 2005 and September 1, 2005, by and between CAPITAL TEMPFUNDS, a division of CAPITAL FACTORS LLC, (“Capital”), and STRATUS SERVICES GROUP, INC. (“Borrower”)

Dear Mr. Maltzman:

It is mutually agreed between the parties hereto that the Forbearance Agreement be further amended as follows:

a)	Clause (a) of the first sentence Section 3 of the Forbearance Agreement, is hereby further amended to replace “September 9, 2005” with “September 16, 2005”;

b)	The proviso relating to the rebate of $50,000 contained at the end of Section 4 of the Forbearance Agreement is deleted; and

c)	Clause (f) of Section 7 of the Forbearance Agreement is hereby amended to replace “August 31, 2005” with “September 16, 2005”.

The Borrower hereby represents and warrants to Capital that, after giving effect to this letter agreement, no Default or Event of Default other than the Designated Defaults has occurred and is continuing. Borrower hereby acknowledges and agrees that a breach of the representation and warranty set forth herein shall constitute a Forbearance Default under the Forbearance Agreement and an Event of Default under the Loan Agreement. This letter agreement shall not be deemed to be a waiver, amendment or modification of, or consent to or departure from, any provisions of the Loan Agreement, the Forbearance Agreement or any other Loan Document or to be a waiver of any Forbearance Default under the Forbearance Agreement or Default or Event of Default under the Loan Agreement or any other Loan Document whether arising before or after the date hereof (except for the specific amendment referenced above in this letter agreement), and this letter agreement shall not preclude the future exercise of any right, remedy, power or privilege available to Capital whether under the Forbearance Agreement, the Loan Agreement, the other Loan Documents or otherwise. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Forbearance Agreement.

This letter agreement shall be deemed to be a Loan Document for all purposes. This letter agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

If the above provisions are satisfactory to you, please execute this letter agreement as set forth below and return it to Capital.

Capital TempFunds, a division of Capital Factors, LLC

By: s/ Gerard A. Gabriele

Its: Senior Vice President

Acknowledged and Agreed:
Stratus Service Group, Inc.

By: s/ Joseph J. Raymond

Its: CEO